ARGOS TECHNOLOGIES, INC.
                         LICENSE AND MARKETING AGREEMENT



ARGOS TECHNOLOGIES, INC., a Delaware Corporation having its principal place of business at 690 Knox Street, Suite 100, Torrance, Ca. 90502, ("LICENSOR") and ARGOS 2000, INC. .a Delaware Corporation having its principal place of business at 2815 Cox Neck Road, Chester, MD. 21619 ("LICENSEE"), in consideration of the mutual promises herein contained, agree as follows:

1. APPOINTMENT

1.1 General. LICENSEE accepts, subject to all the terms and conditions of this Agreement, an exclusive, non-transferable, License, throughout the world, to market a fully automated policy administration system designed for the auto insurance industry consistent with the document attached hereto and referred to as Exhibit 1 ("System"). The System consists of certain computer software, documentation, and associated information, which is year 2000 compatible.

The LICENSEE will be expected to attain a minimum sales commitment of ten (10) units on or before June 30, 1999 and an additional ten (10) units on or before June 30, 2000. If such total commitment is not satisfied within the time period prescribed herein, the License the subject of this Agreement, shall continue to be an exclusive, non-transferable License, subject to the additional compensation provisions contained in paragraph 5.2 of this Agreement.

1.2 Sublicensing Agreements. The LICENSEE can appoint secondary LICENSEES within the territory to market the System, with the written permission of the LICENSOR, not to be unreasonably withheld, upon such terms and conditions as LICENSOR shall specify. All Sublicensing Agreements will terminate with the termination of this Agreement for any reason whatsoever.

2. LICENSES

In consideration of the sums payable by the LICENSEE pursuant to this Agreement and specified in the exhibits attached hereto, LICENSOR grants to LICENSEE, and LICENSEE, in consideration of such grant, hereby accepts, on the terms and conditions set out in this Agreement, an exclusive license (I) to


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demonstrate,  market, and promote the System and materials throughout the world, and (2) to Sublicense the Licensed System and Materials to End-Users located throughout the world for use solely in accordance with the terms and conditions agreed to by LICENSOR.

3. THE LICENSEES OBLIGATION.

3.1 Basic Requirements/Best Efforts, etc. The LICENSEE shall use its best efforts to promote vigorously and aggressively the System as well as the Sublicensing opportunities in the territory.

3.2  Service.   The  LICENSEE  shall  provide  primary  service  for  End-Users, including assistance in installation and use. The LICENSEE shall provide this service to the customer, and such services are to be provided at the LICENSEES sole cost and expense.

3.3 Financial Commitment. The LICENSEE shall employ, in connection with fulfilling its obligation under this Agreement, such net worth and working capital as may be required to perform its responsibilities.

The LICENSEE shall be solely responsible for all its costs, salaries and other expenses incurred in connection with the performance of its obligations under this Agreement. LICENSOR has no liability, obligation or responsibility thereof.

3.4 Minimum Sales Commitment. The LICENSEE must attain a minimum sales commitment of ten (10) units on or before June 30, 1999 and an additional ten (10) units on or before June 30, 2000. If such total commitment is not satisfied within the time period prescribed herein, the License the subject of this Agreement, shall continue to be an exclusive, non-transferable License, subject to the additional compensation provisions contained in paragraph 5.2 of this Agreement.

3.5 The rights, benefits, duties, and obligations granted to LICENSEE hereunder are personal to LICENSEE, and the Agreement may not be sold, transferred or assigned to any third party without the express written consent of LICENSOR, such consent not to be unreasonably withheld. Any attempted sale, transfer, or assignment without such consent shall be null, void, and of no effect.

3.6 LICENSEE acknowledges that the System is a confidential and commercially valuable proprietary product of LICENSOR, and agrees to keep the System confidential and not to disclose it, in full or in part, to any third party, except when such disclosure is necessary to the marketing, exploitation and use of the System, for which rights are granted hereunder, and only upon the execution of a Non-Disclosure Agreement between the LICENSEE and the potential client or customer. LICENSEE agrees, in furtherance of this provision, to exercise at least the same degree of care with respect to the


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     System as it exercises with respect to its own data, records,  information, materials and processes which it deems to be confidential and proprietary in nature.

3.7 Pricing. The LICENSEE shall establish its own pricing so as to be consistent and competitive with other such products in the market place. However, in no event shall the price per unit for the System be less than $150,000 on the first three (3) units sold, $175,000 on the next five (5) units sold, and $200,000 on all subsequent sales.

3.8 LICENSEE hereby represents that it has performed the necessary, appropriate and adequate due diligence and that the System, and all relevant documentation, meets the specifications necessary for the use intended by LICENSEE. LICENSEE acknowledges that LICENSOR does not warrant the result of any services hereunder, nor does it warrant that any or all failure, defects or errors in the System or Materials will be corrected, nor does it warrant that the functions contained in the System will meet the LICENSEE'S or Sub-Licensee's requirements.

3.9 LICENSEE shall make available to the LICENSOR any changes to the software technology developed by the LICENSEE, at no cost to the LICENSOR. All operating manuals and sales literature shall be provided by the LICENSEE at no cost to the LICENSOR. Ownership of all changes made to the System shall remain with the party paying for and making such changes.

4. LICENSOR'S OBLIGATIONS AND WARRANTIES

4.1  LICENSOR  shall  provide the System as  delineated in paragraph 1.1 and all
     associated  software  technology  and  completed   documentation   relative
     thereto.

4.2 Warranties. For a period of thirty (30) days after delivery to the LICENSEE, of the master programs, software, and all completed documentation ("Warranty Period"), all of which have been delivered, and are satisfactory to LICENSEE. LICENSOR warrants to the LICENSEE that the System will substantially conform to the specifications of the System set forth in the relevant LICENSOR program documentation then in effect, when used in accordance with the materials. The LICENSEE agrees that LICENSOR'S sole liability and the LICENSEE'S sole remedy for defects in the System after the date of this Agreement shall be that during the "Warranty Period" provided for in this section, LICENSOR will use its most reasonable efforts to correct any failure of the System to substantially conform to such specifications, which LICENSOR'S diagnosis indicates is proximately caused by a software "bug" in the code of the most recently issued unaltered version of the System. After expiration of the "Warranty Period" set forth in this section, LICENSOR will make available to the LICENSEE without charge any bug fixes which it may develop.


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4.3  Exclusions.  Except for the express warranty section in 4.2 above, LICENSOR does not make any express or implied warranty with respect to the System or
     Materials,   including   without   limitation   any  implied   warranty  of
     merchantability or fitness for a particular purpose; and the express warranty stated above is in lieu of all liabilities or obligations of LICENSOR for any damages arising out of or in connection with the delivery, use or performance of the System or Materials.

LICENSOR does not warrant the result of any services provided by it hereunder, nor does it warrant that any or all failure, defects or errors in the System or Materials will be corrected, nor does it warrant that the functions contained in the System will meet the LICENSEE'S or any End-User's requirements.

4.4 Limitations of Liability. The LICENSEE agrees that the liability of LICENSOR, if any, including, but not limited to, liability arising out of contract, negligence, strict liability in tort, or warranty, shall not exceed the lesser of $25,000 or fifty (50.0%) percent of the royalty amounts actually paid hereunder. Apart from the warranties expressly made in this Agreement, LICENSOR makes no warranties, express or implied, concerning the capabilities, performance, specifications or characteristics of the System.

5. TIME AND PAYMENT BY LICENSEE.

5.1 In consideration of the mutual promises made by the parties, LICENSEE, agrees to pay to LICENSOR a royalty equivalent to ten (10.0%) percent of the gross revenue derived from the sale of the Licensed Property (The System). Payment shall be made by LICENSEE within fifteen (15) days from the collection of any monies from a third party as it relates to the sale of the Licensed Property.

5.2 LICENSEE hereby warrants and represents that it will guarantee the minimum sales performance contained in paragraphs 1.1 and 3.4 by providing LICENSOR with collateral and a security interest in 150,000 shares of Synergy 2000 Inc. common stock. In the event LICENSEE does not sell ten (10) units of the Licensed property prior to June 30, 1999, at a price consistent with the terms and conditions of this Agreement, LICENSOR will receive as additional compensation, 75,000 shares of Synergy 2000 Inc. common stock currently being held as collateral. In the event LICENSEE does not sell ten
     (10) additional units or a total of twenty (20) units prior to June 30, 2000, at a price consistent with the terms and conditions of this Agreement, LICENSOR will receive as additional compensation, an additional 75,000 shares of Synergy 2000 Inc. common stock being held as collateral. The stock being held as collateral will be issued in the name of ARGOS TECHNOLOGIES, INC., within sixty (60) days from the execution of this Agreement.


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LICENSEE and  LICENSOR  hereby  agrees to execute the  necessary  paperwork  and perform the necessary duties to insure that LICENSOR'S security interest in the 150,000 shares is properly perfected. LICENSOR and LICENSEE shall designate a party of their choosing to hold the collateral with the necessary letter of instructions.

6. INTELLECTUAL PROPERTY RIGHTS

6.1 Title. Title to and ownership of the Licensed Programs (the System) and Materials shall at all times remain with the LICENSOR.

6.2 Notices and Legends. The LICENSEE shall reproduce, in corresponding locations on and in any partial or complete copies of the Licensed Programs (The System) and Materials, any proprietary notice or legend which the Licensed Programs or Materials contained when received by the LICENSEE.

6.3 Use of Trademarks and Trade Names. Each party acknowledges and agrees that no right, title, or interest shall be acquired in the name, service marks, or trademarks of the other party or any of its affliates, and that upon termination of this Agreement, all use of same by each party shall cease, except as may be otherwise expressly authorized in writing. LICENSEE acknowledges that "ARGOS", and any other name having the reference of "ARGOS" contained in its name, belongs exclusively to LICENSOR.

7. TERM AND TERMINATION

7.1 Term. This Agreement shall expire on the tenth anniversary of the Effective date, unless it has been terminated earlier pursuant to any provisions of this Agreement. Notwithstanding the preceding sentence, this Agreement may be extended for successive one-year periods, on the same terms and conditions then contained herein, by written agreement of the parties.

7.2 TERMINATION. This Agreement may be terminated, prior to the expiration of its term:

By either party, if the other party has materially breached its obligations under this Agreement and if the defaulting party has not cured such default within thirty (30) days following the date of which the non-defaulting party has given written notice specifying the facts constituting the default;

By LICENSOR, effective immediately and without any requirement of notice, if LICENSEE files for or consents to an assignment for the benefit of creditors, files a petition in bankruptcy or liquidation, or is adjudicated bankrupt or insolvent, or takes similar actions under laws of any jurisdiction for the general benefit of


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creditors  or an  insolvent  or  financially  troubled  debtor,  or has sold its business to a third party;

By LICENSOR, immediately upon the transfer of control of the LICENSEE, wherein more than fifty (50.0%) percent of the outstanding common stock of LICENSEE changes hands.

7.3 Effect of Termination. Upon the expiration or termination of this Agreement for any reason, all rights and obligations of the parties under this Agreement shall cease, except as follows:

The LICENSEE'S liability for royalties, fees, and other charges accrued prior to the termination date shall not be extinguished by the expiration or termination of this Agreement, and such amounts shall be immediately due and payable.

The LICENSEE shall have no further right to use the Licensed Programs or Materials, or to use LICENSOR'S trademarks, and immediately after the termination or expiration date, the LICENSEE shall return to LICENSOR, or destroy, at LICENSOR'S discretion all originals and copies of the Licensed Property and Materials, including all compilations, translations and partial copies, whether or not modified or merged into other software documents.

The termination will not affect the right of the existing End-User Licensees to use the Licensed Property and Materials pursuant to the terms of the Perpetual License Agreement, if applicable.

The provisions of Sections 4.2, 4.3, 5, 5. 1, 5.2 6, and 8 shall survive the termination of this Agreement. In addition, should this Agreement be terminated for any reason other than the material breach by the LICENSOR, which has not been cured pursuant to paragraph 7.2, the 150,000 shares being held as collateral pursuant to paragraph 5, 5.1 and 5.2 of this Agreement, shall immediately become the sole and exclusive property of the LICENSOR.

7.4 No Compensation Upon Termination. Upon the expiration or termination of this Agreement in accordance with its terms, LICENSOR shall have no obligation to the LICENSEE or to any employee, agent or representative of the LICENSEE for compensation or for damages of any kind, whether on account of the loss by the LICENSEE, or by such employee, agent or representative of present of prospective sales, investment, compensation or goodwill. The LICENSEE, for itself and on behalf of each of its employees, agents and representatives, hereby waives any rights which may be granted to it or them under the laws and regulations of the Territory or otherwise which are not granted to it or them by this Agreement. The LICENSEE hereby indemnifies and holds LICENSOR harmless from and against any and all claims, costs, damages and liabilities whatsoever asserted by any employee, agent or representative of the LICENSEE


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1 3. SEVERANCE

In the event of any provisions of this Agreement being declared by any judicial or other competent authority to be void, voidable, illegal or otherwise unenforceable or indications of the same are received by either parties from any relevant authority, the parties shall amend that provision in such reasonable manner as achieved the intention of the parties without illegality.

14. PROPER LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the State of California, in every particular including formation and interpretation and shall be deemed to have been made in California. Any proceedings arising out of or in, connection with this Agreement may be brought in any Court of competent jurisdiction in California.

15. NOTICES

Any notice to be served on either of the parties by the other shall be sent by a pre-paid recorded delivery or registered mail or by telex or by telefax or by electronic mail and shall be deemed to have been received by the addressee within 72 hours of posting or 24 hours sent by telex or telefax or by electronic mail to the correct number or address of the addressee.

16. HEADINGS

Headings contained in this Agreement are for reference purposes only and shall not be incorporated into this Agreement and shall not be deemed to be any indication of the meaning of the clauses and sub-clauses to which they relate.

17.RELATIONSHIP BETWEEN THE PARTIES

It is expressly understood and agreed that nothing contained herein shall constitute either LICENSOR or LICENSEE as the partner, agent, or legal representative of the other, for any purpose whatsoever.


18. ENTIRE AGREEMENT

This Agreement supersedes all prior communication and agreements between the parties relating to the subject matter of this Agreement and constitutes the full understanding between the parties with respect thereto. No waiver of any provision of this Agreement or of any breach and no modification or supplement hereto shall be binding, unless in writing and signed by both parties.


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IN  WITNESS  HEREOF,  the  parties  have  caused  the  signatures  of their duly authorized officers to be hereunto affixed on this the 25th day of June, 1998.


Accepted By:

ARGOS TECHNOLOGIES, INC. (LICENSOR)


BY:
     (Authorized Officer)

Name :

Title:

Address: 690 Knox Street, Suite 100
         Torrance Ca. 90502



ARGOS 2000, INC. (LICENSEE)


BY :
      (Authorized Officer)

Name:

Title:

Address: 2815 Cox Neck Road
         Chester, MD. 21619